Exhibit 99.1
Data Return, LLC — Historical Financial Information

DATA RETURN, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheet

March 31, 2007

Assets

Current assets:
Cash and cash equivalents	$1,770,686
Trade accounts receivable, net of allowance for doubtful accounts of $78,630	5,140,682
Unbilled accounts receivable	943,378
Prepaid expenses	602,086
Other current assets	391,248

Total current assets	8,848,080

Fixed assets, net of accumulated depreciation and amortization of $25,551,953	3,918,121
Software development costs, net of accumulated amortization of $2,355,959	2,161,604
Notes receivable, net of accumulated amortization of $387,500	32,500
Debt issuance costs, net of accumulated amortization of $398,985	74,894
Other noncurrent assets	114,271

Total assets	$15,149,470

Liabilities and Unitholders’ Deficit

Current liabilities:
Accounts payable	$1,312,282
Accrued expenses	3,754,576
Current portion of deferred revenue	5,159,656
Current portion of long-term debt	1,677,832
Current portion of capital lease obligations	500,103
Current portion of facilities and related impairment	168,840
Other current liabilities	209,489

Total current liabilities	12,782,778

Long-term debt due to third parties, less current portion	1,438,749
Long-term debt due to related parties	11,728,293
Long-term facilities and related impairment, less current portion	605,011
Deferred revenue, less current portion	408,853
Other long-term liabilities	319,325

Total liabilities	27,283,009

Unitholders’ deficit:
Preferred units, no par value, 9,164.25 units issued and outstanding	13,540,896
Class A Common units, no par value, 51,162,500 units issued and outstanding	987,452
Class B Common units, no par value, no units issued and outstanding	—
Note receivable	(20,000)
Accumulated other comprehensive loss	(17,136)
Accumulated deficit	(26,624,751)

Total unitholders’ deficit	(12,133,539)

Total liabilities and unitholders’ deficit	$15,149,470

See accompanying notes to unaudited condensed consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

Three Months ended March 31, 2007 and 2006

	2007	2006
Revenues	$14,348,297	$13,470,473
Cost of revenues	9,160,632	9,366,512

Gross margin	5,187,665	4,103,961

Operating expenses:
Selling, general, and administrative	4,596,284	5,750,610
Product development	47,052	15,220
Bad debt expense	—	16,667
(Gain) loss on sale of fixed assets	(6,285)	4,486

Total operating expenses	4,637,051	5,786,983

Operating income (loss)	550,614	(1,683,022)

Other expense:
Interest expense, net	(388,276)	(377,587)
Amortization of debt issuance costs	(19,158)	(19,158)
Other income (expense)	12,372	(1,454)

Total other expense	(395,062)	(398,199)

Net income (loss)	155,552	(2,081,221)

Dividends on Preferred units	(366,661)	(329,426)

Net loss attributable to Class A Common unitholders	$(211,109)	$(2,410,647)

See accompanying notes to unaudited condensed consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statement of Unitholders’ Deficit and Comprehensive Income

Three Months ended March 31, 2007

							Accumulated
	Class A Common units		Preferred units				other	Total
					Note	Accumulated	comprehensive	unitholders’
	Units	Amount	Units	Amount	receivable	deficit	loss	deficit
Balance at December 31, 2006	51,162,500	$987,452	9,164.25	$13,174,235	$(20,000)	$(26,413,642)	$(11,678)	$(12,283,633)

Comprehensive income:
Net income	—	—	—	—	—	155,552	—	155,552
Other comprehensive loss:
Foreign currency translation adjustment	—	—	—	—	—	—	(5,458)	(5,458)

Total comprehensive income								150,094

Dividends on Preferred units	—	—	—	366,661	—	(366,661)	—	—

Balance at March 31, 2007	51,162,500	$987,452	9,164.25	$13,540,896	$(20,000)	$(26,624,751)	$(17,136)	$(12,133,539)

See accompanying notes to unaudited condensed consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

Three Months ended March 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income (loss)	$155,552	$(2,081,221)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	715,431	2,656,243
Bad debt expense	—	16,667
Amortization of debt issuance costs	19,158	19,158
Amortization of note receivable from executive	25,000	25,000
(Gain) loss on sale of fixed assets	(6,285)	4,486
Changes in assets and liabilities:
Trade accounts receivable	(661,450)	(533,100)
Unbilled accounts receivable	125,582	602,548
Prepaid expenses	(258,401)	(576,373)
Other assets	(64,737)	(164,619)
Accounts payable	331,164	(7,931)
Accrued expenses	(300,260)	(1,326,207)
Other liabilities	(81,865)	129,432
Accrued facilities and other impairment	(42,210)	(42,210)
Deferred revenue	228,088	957,705

Net cash provided by (used in) operating activities	184,767	(320,422)

Cash flows from investing activities:
Purchases of fixed assets	(626,964)	(392,196)
Capitalized software development costs	(180,348)	(226,212)
Proceeds from sales of fixed assets	6,285	3,514

Net cash used in investing activities	(801,027)	(614,894)

Cash flows from financing activities:
Proceeds from issuance of long-term debt due to third parties, net of issuance costs	688,634	381,722
Repayments of long-term debt due to third parties	(361,167)	(205,169)
Payments on capital lease obligations	(90,927)	(136,391)

Net cash provided by financing activities	236,540	40,162

Effect of exchange rates on cash	(5,458)	(2,566)

Net decrease in cash and cash equivalents	(385,178)	(897,720)

Cash and cash equivalents at beginning of period	2,155,864	2,299,776

Cash and cash equivalents at end of period	$1,770,686	$1,402,056

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$52,586	$663,881

Supplemental disclosures of noncash investing and financing activities:
Dividends on Preferred units	$366,661	$329,425

See accompanying notes to unaudited condensed consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2007 and 2006
(1)	Basis of Presentation of Unaudited Condensed Financial Statements

The accompanying unaudited condensed consolidated financial statements include the accounts of Data Return, LLC and subsidiaries, which are required to be consolidated in accordance with generally accepted accounting principles in the United States. All significant intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes to the financial statements of Data Return, LLC and subsidiaries included elsewhere in this Form 8-K/A. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the financial position and results of operations for the interim periods have been presented herein. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

Independent Auditors’ Report
The Board of Managers
Data Return, LLC:
We have audited the accompanying consolidated balance sheet of Data Return, LLC and subsidiaries (the Company) as of December 31, 2006, and the related consolidated statements of operations, unitholders’ deficit and comprehensive loss, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Data Return, LLC and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Chicago, Illinois
August 6, 2007

DATA RETURN, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2006

2006
Assets

Current assets:
Cash and cash equivalents	$2,155,864
Trade accounts receivable, net of allowance for doubtful accounts of $163,348	4,479,232
Unbilled accounts receivable	1,068,960
Prepaid expenses	343,685
Other current assets	318,653

Total current assets	8,366,394

Fixed assets, net of accumulated depreciation and amortization of $25,076,852	3,786,479
Software development costs, net of accumulated amortization of $2,135,850	2,201,365
Intangible assets, net of accumulated amortization of $2,193,386	—
Notes receivable, net of accumulated amortization of $362,500	57,500
Debt issuance costs, net of accumulated amortization of $379,829	94,052
Other noncurrent assets	122,129

Total assets	$14,627,919

Liabilities and Unitholders’ Deficit

Current liabilities:
Accounts payable	$981,118
Accrued expenses	4,054,836
Current portion of deferred revenue	4,931,568
Current portion of long-term debt	1,448,287
Current portion of capital lease obligations	545,566
Current portion of facilities and related impairment	168,840
Other current liabilities	276,195

Total current liabilities	12,406,410

Long-term debt due to third parties, less current portion	1,340,827
Long-term debt due to related parties	11,728,293
Long-term capital lease obligations, less current portion	45,464
Long-term facilities and related impairment, less current portion	647,221
Deferred revenue, less current portion	408,853
Other long-term liabilities	334,484

Total liabilities	26,911,552

Unitholders’ deficit:
Preferred units, no par value, 9,164.25 units issued and outstanding	13,174,235
Class A Common units, no par value, 51,162,500 units issued and outstanding	987,452
Class B Common units, no par value, no units issued and outstanding	—
Note receivable	(20,000)
Accumulated other comprehensive loss	(11,678)
Accumulated deficit	(26,413,642)

Total unitholders’ deficit	(12,283,633)

Total liabilities and unitholders’ deficit	$14,627,919

See accompanying notes to consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES
Consolidated Statement of Operations
Year ended December 31, 2006

2006
Revenues	$55,159,440
Cost of revenues	36,650,296

Gross margin	18,509,144

Operating expenses:
Selling, general, and administrative	20,616,209
Product development	103,684
Bad debt expense	70,001
Gain on sale of fixed assets	(34,519)

Total operating expenses	20,755,375

Operating loss	(2,246,231)

Other expense:
Interest expense	(1,536,767)
Interest income	54,125
Amortization of debt issuance costs	(76,627)
Other expense	(10,752)

Total other expense	(1,570,021)

Loss before income taxes	(3,816,252)

Income tax expense	—

Net loss	(3,816,252)
Dividends on Preferred units	(1,372,831)

Net loss attributable to Class A Common unitholders	$(5,189,083)

See accompanying notes to consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Consolidated Statement of Unitholders’ Deficit and Comprehensive Loss

Year ended December 31, 2006

							Accumulated
	Class A Common units		Preferred units				other	Total
					Note	Accumulated	comprehensive	unitholders’
	Units	Amount	Units	Amount	receivable	deficit	loss	deficit
Balance at December 31, 2005	51,262,500	$989,452	9,182.25	$11,823,297	$(20,000)	$(21,224,559)	$(13,709)	$(8,445,519)
Repurchase and retirement of Class A Common units	(100,000)	(2,000)	—	—	—	—	—	(2,000)
Repurchase and retirement of Preferred units	—	—	(18.00)	(18,000)	—	—	—	(18,000)
Payment of dividends on Preferred units	—	—	—	(3,893)	—	—	—	(3,893)

Comprehensive loss:
Net loss	—	—	—	—	—	(3,816,252)	—	(3,816,252)
Other comprehensive loss:
Foreign currency translation adjustment	—	—	—	—	—	—	2,031	2,031

Total comprehensive loss								(3,814,221)

Dividends on Preferred units	—	—	—	1,372,831	—	(1,372,831)	—	—

Balance at December 31, 2006	51,162,500	$987,452	9,164.25	$13,174,235	$(20,000)	$(26,413,642)	$(11,678)	$(12,283,633)

See accompanying notes to consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2006

2006
Cash flows from operating activities:
Net loss	$(3,816,252)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,813,619
Bad debt expense	70,001
Amortization of debt issuance costs	76,627
Amortization of note receivable from executive	100,000
Gain on sale of fixed assets	(34,519)
Changes in assets and liabilities:
Trade accounts receivable	255,044
Unbilled accounts receivable	674,504
Prepaid expenses	131,388
Other assets	(265,019)
Accounts payable	(1,043,684)
Accrued expenses	(530,963)
Other liabilities	132,494
Accrued facilities and other impairment	(168,840)
Deferred revenue	966,488

Net cash provided by operating activities	2,360,888

Cash flows from investing activities:
Purchases of fixed assets	(2,341,801)
Capitalized software development costs	(728,245)
Proceeds from sales of fixed assets	39,005

Net cash used in investing activities	(3,031,041)

Cash flows from financing activities:
Repurchase and retirement of Class A Common units	(2,000)
Repurchase and retirement of Preferred units	(18,000)
Payment of accrued dividends on Preferred units	(3,893)
Proceeds from issuance of long-term debt due to third parties, net of issuance costs	2,159,507
Repayments of long-term debt due to related parties	(20,000)
Repayments of long-term debt due to third parties	(1,091,301)
Payments on capital lease obligations	(500,103)

Net cash provided by financing activities	524,210

Effect of exchange rates on cash	2,031

Net decrease in cash and cash equivalents	(143,912)

Cash and cash equivalents at beginning of year	2,299,776

Cash and cash equivalents at end of year	$2,155,864

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,171,788

Supplemental disclosures of noncash investing and financing activities:
Dividends on Preferred units	$1,372,831

See accompanying notes to consolidated financial statements.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
(1)	Organization and Nature of Business and Basis of Presentation

Data Return, LLC and subsidiaries (the Company) was formed in conjunction with the acquisition of certain assets from divine, inc. (divine) by Saratoga Partners IV, L.P. and affiliates (Saratoga) on May 15, 2003. The Company provides several IT services including complex managed hosting services, comprehensive IT outsourcing services, and IT-related consulting services, and is a reseller of computer hardware and software. The hosting services are largely for transactional applications; primarily web sites, extranets, intranets, and client server applications. Services are delivered on Microsoft and Unix operating systems across a broad range of application platforms. The Company is responsible and accountable for the performance, reliability, security, and scalability of these systems, and the customer or customer’s application development partner is responsible for maintaining the custom application environment. These services are provided to businesses seeking to outsource or gain operational assistance with the deployment, maintenance, and support of custom application infrastructure. Services include providing, configuring, operating, and maintaining the hardware, software, and network technologies necessary to implement and support these web sites, as well as providing the data center and internet connectivity. The Company’s main operations are in Irving, Texas, with additional operations in Pleasanton, California and the United Kingdom.

Transactions between Data Return, LLC and its wholly owned subsidiaries are eliminated in consolidation.

(2)	Summary of Significant Accounting Policies
(a)	Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents of $502,051 at December 31, 2006 are invested principally in money market accounts.

(b)	Financial Instruments

Accounts receivable, prepaid expenses, other current assets, accounts payable, accrued expenses, and other current liabilities are carried at cost, which approximates fair value due to the short-term maturity of these instruments. Long-term debt due to subordinated debt holders is carried at cost, which approximates fair value as the fixed interest rate of 11.0% approximates a fair market rate for similar investment capital. Long-term debt related to the term note with Silicon Valley Bank is carried at cost, which approximates fair value as the fixed interest rate of 5.75% approximates a fair market rate for such transactions. Long-term debt related to the equipment lines of credit with Silicon Valley Bank is carried at cost, which approximates fair value as fixed interest rates are established as these lines are utilized.

(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. Accounts considered to have significant collection risk, including most

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
past due over 90 days, are specifically reserved for. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts that carry credit balances are classified as accounts payable on the Company’s consolidated balance sheet.

(d)	Fixed Assets

The fair value of the Company’s fixed assets acquired from divine inc. (divine) by Saratoga Partners IV, L.P. and affiliates (Saratoga) on May 15, 2003 was determined by an independent third-party valuation firm. All other fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the fixed assets, generally three years for computer hardware and up to seven years for furniture and fixtures and other fixed assets. Equipment acquired under capital leases is amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the asset, generally three years. The costs of computer software licenses are amortized over the shorter of the term of the licenses or the estimated useful life of the software, generally three years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

(e)	Software Development Costs

The Company capitalizes certain costs incurred for the development of its operating system, which was developed for internal use only, in accordance with AICPA Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs include the costs associated with coding, configuration, upgrades, and enhancements, and are amortized over an estimated useful life of five years.

(f)	Intangible Assets

The fair value of the Company’s customer relationship intangible assets acquired from divine on May 15, 2003 was determined by an independent third-party valuation firm. These assets were amortized over an estimated useful life of three years.

(g)	Unit-based Compensation

At December 31, 2006, the Company has two unit-based compensation plans, both of which were established during 2006, as more fully described in note 10. The Company accounts for these plans in accordance with the recognition and measurement principles of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment. No stock-based compensation cost is reflected in the consolidated statement of operations, as the exercisability of all options and unit appreciation rights issued under these plans is contingent upon the Company experiencing a Liquidity Event, as defined in the plans.

(h)	Revenue Recognition

Revenues are derived from monthly recurring hosting and IT operations services, set-up fees, professional services, and the resale of computer hardware and software. Monthly recurring hosting and IT operations services are largely comprised of dedicated server offerings, in which each customer has one or more servers that are dedicated for its use, and which require a contract that is generally 12 to 36 months in length. Revenues from these contracts are recognized ratably over the contractual period as the service is provided. Revenues for set-up fees are initially deferred and then

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
recognized over the estimated life of the customer relationship. Revenues for professional services are recognized as services are performed or over the length of the related service agreement. Revenues from equipment sales are recognized upon shipment. Revenues for customers billed in advance are deferred until the period that such service is provided. As of December 31, 2006, deferred revenue included $4,196,786 of advance billings.

In November 2002, Emerging Issues Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, (EITF 00-21) was issued. EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services, and/or rights to use assets. Some of the Company’s customer arrangements encompass multiple deliverables. The Company accounts for these arrangements in accordance with EITF 00-21. If the deliverables meet the criteria in EITF 00-21, the deliverables are separated into separate units of accounting and revenues are allocated to the deliverables based on the residual method. The criteria specified in EITF 00-21 are that the delivered item has value to the customer on a stand-alone basis, there is objective and reliable evidence of the fair value of the undelivered item, and if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the vendor. Management applies judgment to ensure appropriate application of EITF 00-21, including the determination of fair value for multiple deliverables, determination of whether undelivered elements are essential to the functionality of delivered elements, and timing of revenue recognition, among others. For those arrangements where the deliverables do not qualify as a separate unit of accounting, revenue from all deliverables are treated as one accounting unit and recognized ratably over the term of the arrangement.

(i)	Leases

The Company has several operating leases on its facilities. Rent expense is recorded on a straight-line basis over the lease term for leases under which the Company receives a rent-free period at the start of the lease term or has increasing rental rates throughout the lease term. The Company has also received tenant improvement allowances as part of the leases for two of its facilities. The amount of these allowances is deducted from the total cost of the lease before that total cost is recorded on a straight-line basis.

(j)	Income Taxes

The Company has elected to be treated as a C Corporation for tax purposes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
(k)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(l)	Foreign Currency Translation

Since the Company has operations in the United Kingdom, fluctuations in exchange rates of the British pound affect the Company’s financial position and results of operations. Assets and liabilities recorded in British pounds are translated to U.S. dollars using the exchange rate in effect at the end of the reporting period. The revenue and expense accounts recorded in British pounds are translated to U.S. dollars at the average exchange rate for the month the transaction was recorded. The unrealized gains or losses that result from translation are shown in accumulated other comprehensive loss in the unitholders’ equity section of the consolidated balance sheet.
(3)	Fixed Assets

Fixed assets as of December 31, 2006 are summarized as follows:

Computer hardware	$17,197,434
Furniture and fixtures	3,016,429
Computer software	2,782,334
Leasehold improvements	3,928,977
Machinery and equipment	1,930,182
Other	7,975

28,863,331
Less accumulated depreciation and amortization	(25,076,852)

Total fixed assets, net	$3,786,479

The Company is obligated under a capital lease for certain perpetual computer software licenses. The lease was entered into on December 30, 2005 and expires in January 2008. The gross amount of computer software licenses recorded under this capital lease was $1,091,133, with accumulated amortization thereon at December 31, 2006 of $363,711. In 2006, the Company recorded $363,711 of amortization expense on these perpetual computer software licenses.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
(4)	Intangible Assets

Intangible assets as of December 31, 2006 are summarized as follows:

Customer relationships	$2,193,386
Less accumulated amortization	(2,193,386)

Customer relationships, net	$—

Amortization expense related to customer relationships was $271,224 for the year ended December 31, 2006.

(5)	Advertising Costs

The Company recognized $421,608 of advertising costs for the year ended December 31, 2006.

(6)	Long-term Debt

Long-term debt at December 31, 2006 consists of the following:

Long-term debt — related parties	$11,728,293
Term note — Silicon Valley Bank	305,555
Equipment LOC — Silicon Valley Bank	2,483,559

Total long-term debt	14,517,407

Less current portion	(1,448,287)

Long-term debt, less current portion	$13,069,120

Maturities of long-term debt as of December 31, 2006 are as follows: 2007 — $1,448,287; 2008 -$12,663,373 and 2009-$405,747.

The long-term debt with related parties consists of notes issued to Saratoga and various members of the Company’s board of managers and management team (management). The Company issued $11,500,000 of long-term debt to Saratoga in conjunction with Saratoga’s funding of Data Return, LLC in May 2003. Of this amount, $1,500,000 plus interest accrued through September 30, 2003 was repaid by the Company in 2003. In 2004, the Company issued an additional note payable of $100,000 to Saratoga in conjunction with 100 Class A Common units purchased from Saratoga by various members of management. Also in 2004, management made a cash investment in the Company and the Company issued $120,000 of long-term debt to management. On December 31, 2004, the Company restructured the outstanding Saratoga and management notes to capitalize all unpaid interest accrued through December 31, 2004, which totaled $1,445,793, and to extend the maturity date of the notes from May 2006 to May 2008. In 2005, the Company issued $82,500 of long-term debt to additional members of management. In 2006, the Company

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
retired $20,000 of long-term debt to one of the members of management. The Saratoga and management notes bear interest at the rate of 11.0% per year. This interest is payable semiannually on June 30 and December 31. At December 31, 2006, the Company had $686,743 of accrued interest expense on the Saratoga and management notes, representing interest related to the second half of 2006. The Company paid this amount in April 2007. Of the accrued interest on these notes at December 31, 2006, $675,499 was related to the Saratoga notes. Under the terms of the Saratoga notes, because the Company did not make interest payments when due in 2006, the entire principal sum and accrued interest outstanding on the notes became due at Saratoga’s option. Saratoga has agreed to waive this option and the entire principal balance will become payable according to the existing terms of the notes. The Company has capitalized $411,682 of costs related to the issuance of the Saratoga notes that are being amortized over the life of the related debt. The long-term debt with Saratoga and management is subordinate to all current and future debt with Silicon Valley Bank.

The term note with Silicon Valley Bank was entered into in October 2004, and was used to finance fair-value buyouts of the Company’s capital leases as well as other capital requirements. The Company has capitalized $62,197 of costs related to the issuance of this term note that is being amortized over the life of the note. The fixed interest rate on this note is 5.75% and the note is secured by the Company’s fixed assets. The note calls for monthly payments through November 2007 of $27,778 plus accrued interest.

The Company has also established three lines of credit with Silicon Valley Bank. The first line (Equipment Line 1), established in October 2004, is a capital expenditures line that is funded and secured by new equipment purchased by the Company, and bears interest at the greater of 5.0% or the prime rate on the borrowing date plus 1.0% (weighted-average rate of 6.56% as of December 31, 2006). The borrowing limit on this line is $1,000,000 in principal amount. In 2005, the Company borrowed $1,000,000 on Equipment Line 1, which has a balance outstanding at December 31, 2006 of $419,619. The second line (Equipment Line 2), established in October 2005 as an amendment to Equipment Line 1, is also a capital expenditures line that is funded and secured by new equipment purchased by the Company, and bears interest at the greater of 5.0% or the prime rate on the borrowing date plus 1.0% (weighted-average rate of 8.88% as of December 31, 2006). The borrowing limit on this line is $2,500,000 in principal amount. In 2006, the Company borrowed $2,159,507 on Equipment Line 2, which has a balance outstanding at December 31, 2006 of $2,063,940. The third line, established in October 2004, is a revolving line of credit that would be secured by the Company’s outstanding accounts receivable, and bears interest at the greater of 4.5% or the prime rate on the borrowing date plus 0.5%. The rate on the revolving line is variable throughout the borrowing term and the borrowing limit is $4,000,000 in principal amount. The revolving line expires in December 2007 as a result of the Third Amendment to Loan and Security Agreement, finalized in March 2007. The Company is subject to a quarterly commitment fee on the revolving line equal to 0.375% (per annum) of the unused amount. As of December 31, 2006, the Company had not borrowed funds on the revolving line of credit.

In 2006, the Company also granted Silicon Valley Bank a security interest in all of the Company’s intellectual property as additional collateral on the Company’s current and future equipment lines of credit. The Company is subject to debt covenants related to its borrowings with Silicon Valley Bank. The covenants consist of maintaining a minimum quick ratio and fixed charge ratio (as defined in the Loan and Security Agreement, as amended). As of December 31, 2006, the Company had met all of its requirements related to these covenants with the exception of the fixed charge ratio for one month in 2006. The Company received a waiver from Silicon Valley Bank for that period.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
(7)	Capital Units

In January 2006, the Company effected a 50,000 for one unit split of its Class A Common units. All unit and per-unit data of the Company in the accompanying consolidated financial statements, and in these notes to the consolidated financial statements, give effect to the unit split.

On May 15, 2003, Data Return, LLC issued to Saratoga 9,000 Preferred units at $1,000 per unit and 50,000,000 Class A Common units at $0.02 per unit for net proceeds of $8,677,814 and $964,202, respectively. In 2004, the Company issued 108 Preferred units at $1,000 per unit and 850,000 Class A Common units at $0.02 per unit, to various board members and Company executives for net proceeds of $105,000 and a note receivable of $20,000. In 2005, the Company issued 74.25 Preferred units at $1,000 per unit and 412,500 Class A Common units, at $0.02 per unit, to various Company executives for net proceeds of $82,500. In 2006, the Company paid $20,000 to repurchase and retire 18 Preferred units at $1,000 per unit and 100,000 Class A Common units at $0.02 per unit. These Preferred and Class A Common units were previously issued to a Company executive.

Also in 2004, Company executives acquired 5,000,000 Class A Common units from Saratoga by paying the Company $100,000. The Company then issued Saratoga a note payable of $100,000, recorded as related-party debt on the Company’s consolidated balance sheet. These units were acquired in conjunction with executive employment agreements (Agreements). Of these 5,000,000 Class A Common units, 2,500,000 units are non-performance based restricted units (Non-Performance Units) and 2,500,000 units are performance-based restricted units (Performance Units). The Non-Performance Units vest in equal annual installments over four years beginning in May 2004 and annually thereafter. The Performance Units vest upon the Company’s achievement of certain earnings goals over any consecutive three-year period beginning in 2003, as defined in the Agreements. The earnings goals may be adjusted over time to maintain alignment with current operating strategies or incorporate significant acquisitions. Should the Company not meet these earnings goals in a reasonable period of time, the Performance Units may also vest at the discretion of the board of managers. All Non-Performance Units vest immediately upon a change in control of the Company. All Performance Units vest immediately upon a change in control of the Company, provided that upon such change in control, Saratoga receives minimum compensation as defined in the Agreements. Upon termination of an executive’s employment, the Company has the option to repurchase the Non-Performance Units and/or Performance Units. The number and repurchase price of units eligible for repurchase is dependent upon a number of factors, including the cause of termination, whether the Company or the executive initiates the termination, and whether or not the units are vested.

Holders of Class A Common units are entitled to vote on all matters submitted for a vote. Each Class A Common unitholder is entitled to a percentage of the total voting interests in the Company equivalent to such Class A unitholder’s percentage of the Class A Common units. Holders of Class B Common units and Preferred units are not entitled to vote, except as otherwise expressly required by law. The Preferred units accrue dividends at the rate of 11.0% per year, compounded semiannually on June 30 and December 31. No distribution will be made to the common unitholders at any time that a preferred shortfall exists, as defined in the Company’s Amended and Restated Operating Agreement.

The board of managers of the Company has the right to cause the Company to issue or sell to any person any of the following: (i) additional units or other interests in the Company including other classes or series thereof having different rights; (ii) obligations, evidences of indebtedness, or other securities or interests

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
convertible or exchangeable into units or other interests in the Company; and (iii) warrants, options, or other rights to purchase or otherwise acquire units or other interests in the Company; provided, however, that the board of managers shall not, without the prior written consent of the holders of a majority of the Preferred units outstanding, issue units that rank equally with or senior to the Preferred units outstanding.

Upon liquidation of the Company, the preferred unitholders are entitled to receive a distribution equal to the aggregate of the previously unreturned preferred capital plus unpaid accrued dividends before any distribution is made to the common unitholders.

(8)	Income Taxes

Income tax expense for the year ended December 31, 2006 is as follows:

	Current	Deferred	Total
U.S. federal	$—	—	—
State and local	—	—	—
Foreign	—	—	—

	$—	—	—

Income tax expense for the year ended December 31, 2006 differs from the amount computed by applying the federal statutory income tax rate of 34% to loss before income taxes as follows:

Income tax benefit at federal statutory rate	$(1,297,526)
State tax benefit, net of federal effect	(58,266)
Nondeductible expenses	32,030
Impact of foreign loss	596,301
Other	41,629
Change in valuation allowance	685,832

Income tax expense	$—

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2006 are as follows:

Deferred tax assets:
Note receivable	$136,409
Allowance for doubtful accounts	33,382
Accrued expenses and other current liabilities	81,064
Fixed assets — depreciation	2,472,630
Facilities impairment	307,083
Net operating loss carryforwards	4,742,440
Loss on sale of securities	49,183
Other	20,697

Gross deferred tax assets	7,842,888

Less valuation allowance	(7,409,224)

Net deferred tax assets	433,664

Deferred tax liabilities:
Prepaid expenses	(54,840)
Software development costs — amortization	(378,824)

Gross deferred tax liabilities	(433,664)

Net deferred income taxes	$—

The deferred tax asset valuation allowance has been determined pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, and is adequate to reduce the total deferred tax asset to an amount that will more likely than not be realized. The Company has recorded a valuation allowance of $7,409,224 against its gross deferred tax assets at December 31, 2006. At December 31, 2006, the Company had net operating losses of approximately $12,600,000 (domestic) and $700,000 (foreign) that are available for carryback and carryforward purposes and expire through 2026, if not utilized.

(9)	Employee Benefit Plan

Effective August 2003, the Company established a deferred savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees of the Company to reduce their taxable income by contributing up to 20% of their salary to the plan, subject to the Internal Revenue Service limits ($15,000 for the calendar year 2006). Eligible employees who are at least age 50 may contribute an additional amount, referred to as a “catch-up” contribution ($5,000 for the calendar year 2006). The Company made contributions of $101,782 to the plan on behalf of its employees during the year ended December 31, 2006.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
(10)	Unit Options and UARs

The Company has two active award plans, which are described below. The Company established a Unit Option Plan for all participants outside of California and a Unit Appreciation Rights Plan for all California based employees (together, the Plans).

The board of managers adopted the 2006 Unit Option Plan (Option Plan), effective January 1, 2006, and 2,500,000 Class A Common units were reserved for issuance under the Option Plan. The Option Plan provides the committee which administers the Plans (the Committee) broad discretion to provide eligible participants with unit-based option incentives. The persons eligible to participate in the Option Plan are employees of the Company and its affiliates as the Committee shall select from time to time. Each option issued under the Option Plan is a Nonqualified Option. As of December 31, 2006, 840,000 Class A Common units were available for issuance under the Option Plan.

The options granted under the Option Plan have an exercise price ranging from $0.10 to $0.40. These options vest over a three or four-year period, provided there is a Liquidity Event, as defined in the Option Plan, and have a legal life of 10 years from the date of grant.

The board of managers adopted the 2006 Unit Appreciation Rights Plan (UAR Plan), effective January 1, 2006, and 100,000 Class A Common units were reserved for issuance under the UAR Plan. The UAR Plan provides the Committee broad discretion to provide eligible participants with unit-based UAR incentives. The persons eligible to participate in the UAR Plan are employees of the Company and its affiliates as the Committee shall select from time to time. As of December 31, 2006, 55,000 Class A Common units were available for issuance under the UAR Plan.

The UARs granted under the UAR Plan have an exercise price of $0.10. These UARs vest over a three-year period, provided there is a Liquidity Event, as defined in the UAR Plan, and have a legal life of 10 years from the date of grant.

No option or UAR granted under the Plans shall become vested and exercisable prior to the consummation of a Liquidity Event. The Company follows the guidance of SFAS No. 123 (revised 2004). For awards with a performance condition, compensation cost would be recognized when the achievement of the performance condition is considered probable. As of December 31, 2006, the Company has not deemed the performance condition of a Liquidity Event probable of achievement.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
Activity under the Plans for the year ended December 31, 2006 was as follows:

	Number	Weighted-average
	of units	exercise price
Outstanding at beginning of year	—	—
Granted	2,060,000	0.13
Exercised	—	—
Canceled	(355,000)	0.10

Outstanding at end of year	1,705,000	0.14
Exercisable at end of year	—	—
The following table summarizes information about options/UARs outstanding at December 31, 2006:

	Number	Weighted-average
Exercise prices	of units	remaining contractual life
$0.10	1,490,000	9 years
$0.40	215,000	9 years

	1,705,000

The Company valued each option and UAR on the date of grant using the Black-Scholes option-pricing model. The following table shows the assumptions used for option and UAR grants in 2006, as well as the fair value of the options and UARs granted based on those assumptions:

Expected dividend yield	0%
Volatility	113%
Risk free interest rate	4.35%-5.11%
Expected weighted-average life	Ten years
Fair value of options/UARs granted	$35,518
Weighted-average grant date fair value of options/UARs granted	$0.02
(11)	Lease Commitments

The Company is obligated under a capital lease for computer software licenses, which expires in 2008. In addition, the Company leases office space under noncancelable operating leases.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
Future minimum lease payments under these leases as of December 31, 2006 are as follows:

	Capital	Operating
	lease	leases
2007	$545,566	1,592,069
2008	45,464	1,571,707
2009	—	1,179,084
2010	—	520,493
2011	—	444,361

Total minimum lease payments	591,030	5,307,714

Less current portion of minimum lease payments	(545,566)

Long-term portion of minimum lease payments	$45,464

The Company has a sublease on a portion of its facility in Pleasanton, California. The minimum lease payments that the Company will receive from its sublease tenant, which are reflected in the table above, are as follows: 2007 — $378,968; 2008 — $389,669; 2009 — $401,855; 2010 — $414,636; and 2011 — $354,298. Rent expense, net of sublease rentals, related to operating leases was $1,703,057 for the year ended December 31, 2006.

(12)	Commitments and Contingencies

The Company has an agreement with Everdream Corporation (Everdream), whereby Everdream is the Company’s outsourcing partner for helpdesk services. The Company must purchase a minimum amount of services from Everdream on a monthly basis, either for internal use or for use by the Company’s customers. Under the agreement, the Company has a minimum purchase requirement of $120,000 for 2007. This agreement is effective through June 2007.

The Company has an agreement with Level 3 Communications, LLC (Level 3), whereby Level 3 provides colocation and bandwidth services to the Company. The Company must purchase a minimum amount of colocation per month, as well as a minimum amount of bandwidth megabytes. Under the agreement, the Company has a minimum purchase requirement of $524,779 for 2007. This agreement is effective through June 2007.

The Company has an agreement with Incentra Solutions of Colorado, Inc. (Incentra), whereby Incentra provides backup and recovery services to the Company. The Company must purchase a minimum amount of services from Incentra on a monthly basis. Under the agreement, the Company has a minimum purchase requirement of $392,000 for 2007. This agreement is effective through September 2007.

The Company has an agreement with Time Warner Telecom (Time Warner), whereby Time Warner provides bandwidth services to the Company. The Company must purchase a minimum amount of services from Time Warner on a monthly basis. Under the agreement, the Company has a minimum purchase requirement of $144,000 for 2007. This agreement is effective through December 2007.

DATA RETURN, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006
(13)	Guarantees

In November 2002, the FASB issued FASB Interpretation (FIN) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that the Company recognize the fair value for guarantee and indemnification arrangements issued or modified by the Company after December 31, 2002, if these arrangements are within the scope of the Interpretation. In addition, the Company must continue to monitor the conditions that are subject to the guarantees and indemnifications, as required under previously existing generally accepted accounting principles, in order to identify if a loss has occurred. If the Company determines it is probable that a loss has occurred then any such estimable loss would be recognized under those guarantees and indemnifications. Under its master services agreement (MSA), the Company agrees to indemnify and defend its licensees from and against certain losses, damages, and costs arising from third-party claims alleging infringement of U.S. patents, copyrights, trademarks, or tradenames resulting from a customer’s use of its services. Under the MSA, the Company also represents and warrants to customers that its services will be performed in a good and workman-like manner, and that the services will comply with quality and performances standards under customer agreements. Historically, the Company has not been required to pay material amounts in connection with claims asserted under these provisions and, accordingly, the Company has not recorded a liability relating to such provisions.

(14)	Related-party Transactions

The Company established a note receivable of $400,000 from one of its executives in 2003. The note is due in May 2007. This note will be forgiven by the Company if the executive is employed by the Company in his current capacity at the maturity date. The Company is amortizing this note as compensation expense over the term of the note. The Company has amortized $362,500 of the note through December 31, 2006.

The Company established a note receivable of $40,000 from another executive in 2004. The note accrues interest, compounded annually, at 8.0%, and one-third of the principal and interest are due annually beginning on August 1, 2005 and ending on August 1, 2007. As of December 31, 2006, the entire balance of this note was outstanding. The Company recognized interest income on this note of $3,477 for the year ended December 31, 2006.

For the year ended December 31, 2006, the Company paid Saratoga $427,600 for management advisory fees. These amounts have been recorded as selling, general, and administrative expense on the accompanying consolidated statement of operations.

(15)	Subsequent Events

In March 2007, the Company finalized the Third Amendment to Loan and Security Agreement with Silicon Valley Bank. With this amendment, the Company received an additional equipment line of credit of $4,000,000. Additionally, the maturity date of the Company’s $4,000,000 revolving line of credit, upon which the Company has not previously made any draws, was extended to December 30, 2007.

On May 24, 2007, all of the membership interests of the Company were acquired by Terremark Worldwide, Inc. In connection with this acquisition, all of the Company’s outstanding debt was paid off and lines of credit were closed. This acquisition constituted a Liquidity Event as discussed in Notes 2(g), 7 and 10.